                                                                    EXHIBIT 23.4


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Watson Pharmaceuticals, Inc. on Form S-8 of our report dated February 4, 1998 relating to the consolidated financial statements of Somerset Pharmaceuticals, Inc. and subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, appearing in the Annual Report on Form 10-K/A of Watson Pharmaceuticals, Inc. for the year ended December 31, 1997.



/s/ DELOITTE & TOUCHE LLP
-------------------------
Deloitte & Touche LLP
Pittsburgh, Pennsylvania
January 18, 1999